Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trinity Place Holdings Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-207324 and 333-232266) and Form S-3 (Nos. 333-193396, 333-208740, 333-216754 and 333-235276) of Trinity Place Holdings Inc. of our report dated March 30, 2021, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York
March 31, 2021